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                                                                   Exhibit 10.23

                                 PROMISSORY NOTE

$300,000.00                                                        June 22, 2001


         FOR VALUE RECEIVED, the undersigned, Richard T. Riley (the "Maker") hereby promises to pay to the order of New England Business Service, Inc., a Delaware corporation ("NEBS", and together with its assigns, the "Holder"), with offices at 500 Main Street, Groton, Massachusetts 01471, the principal amount of Three Hundred Thousand and No/100 Dollars ($300,000.00) in lawful money of the United States of America, on or before June 22, 2006 (the "Maturity Date"), with no interest accruing on the principal amount except as provided below.

I.       Principal.

         (a) The principal owed to the Holder under this Note shall be forgiven at the rate of $60,000.00 per year on each anniversary date of this Note, subject to the provisions of Section 1(b).

         (b) If at any time before the Maturity Date,

             (i) the Maker's employment with NEBS is terminated by NEBS for cause (as defined herein), or is voluntarily terminated by the Maker (unless such voluntary termination follows (A) a reduction in the Maker's base salary or a significant diminution of the Maker's position or responsibilities with NEBS or (B) any other event constituting grounds for "termination for good reason" under any separate written employment or severance agreement between you and the Company then in effect); or

             (ii) the Maker becomes insolvent, or unable to pay his debts as they become due, or initiates or becomes the subject of any proceedings for the reorganization or relief of debtors; or

             (iii) the Maker fails to comply with or perform any of the terms of this Note;


then, in any such case, the Holder may at its option declare this Note, including the entire unpaid and theretofore unforgiven principal amount then outstanding, to become due and payable immediately.

         (c) For purposes of this Note, "termination for cause" shall mean termination of the Maker's employment with NEBS by reason of (i) any significant, deliberate misuse or misappropriation by the Maker of money or property of NEBS, (ii) any flagrant act of dishonesty or disloyalty by the Maker that is injurious to NEBS or its reputation, monetarily or otherwise, (iii) any wrongful or negligent act of the Maker which materially adversely affects the business of NEBS, (iv) any material violation of NEBS' written policies, standards and guidelines and, if such violation is susceptible to cure, the Maker has failed to substantially cure such violation within twenty (20) days after written notice thereof is delivered to the Maker, or (v) any material breach by the Maker of the terms of any employment or other agreement between the Maker and NEBS.

         (d) If the principal outstanding under this Note becomes due and payable under the terms of Section I(b), then all amounts not paid when due hereunder shall bear interest from the due date until payment at a rate per annum equal to the prime rate as published from time to time in

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The Wall Street Journal, any change in said prime rate to take effect as of the opening of business on the date of publication; provided that if The Wall Street Journal ceases to publish such prime rate, or if such information is not otherwise available, the applicable interest rate will be the rate designated from time to time by Fleet National Bank (or any successor bank) as its "prime rate".

         (e) The Maker acknowledges and agrees that he will be solely responsible for all income tax obligations incurred by the Maker as a result of the terms of this Note, including without limitation obligations based on the value of foregone interest and forgiven principal.

II.      No Guarantee of Employment.

         Nothing in this Note shall be construed to be a guarantee of employment, nor shall in any way affect the terms of any employment or other agreement between the Maker and the Holder.

III.     Miscellaneous.

         (a) The parties hereto, including the Maker and all endorsers and guarantors of this Note, hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Note.

         (b) The failure of any party to insist, on any one or more occasions, upon performance of any of the terms or conditions of this Note, shall not be construed as a waiver or relinquishment of any rights granted hereunder or the future performance of any such term or condition.

         (c) The Maker will pay to the Holder upon demand all legal and other costs and expenses of every kind, including reasonable attorneys' fees and disbursements, relating to the collection and/or enforcement of this Note or of any rights hereunder.

         (d) Any notice given hereunder shall be in writing and shall be deemed effective when actually received in hand or by telecopy or other electronic transmission or when sent by certified or registered mail, return receipt requested, addressed to the Maker at his address last known to the Holder.

         (e) This Note may not be amended except in writing signed by the party against whom such amendment is sought to be enforced. This Note shall be interpreted under and governed by the laws of Massachusetts.

         IN WITNESS WHEREOF, the undersigned has duly executed this Note as an instrument under seal as of the day and year first above written.

                                                     /s/ Richard T. Riley
                                               ---------------------------------
                                                 Richard T. Riley (the "Maker")


Witnessed by:


     /s/ Craig Barrows
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